Exhibit 3.4

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:22 AM 09/18/2014
FILED 11:22 AM 09/18/2014
SRV 141193786 - 5591539 FILE

STATE OF DELAWARE

CERTIFICATE OF MERGER OF

FOREIGN CORPORATION INTO

DOMESTIC CORPORATIONS

_______________________

Pursuant to Title 8, Section 252 of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:

FIRST:           The name of the surviving corporation is Tyme Technologies, Inc., a Delaware corporation (“Tyme”), and the name of the corporation being merged into the surviving corporation is Global Group Enterprises Corp., a Florida corporation (“Parent”).

SECOND:      The Agreement of Plan of Merger by and among the Parent and Tyme (the “Agreement of Merger”), has been certified, approved, adopted, executed and acknowledged by each of the constituent corporations pursuant to Title 8 Section 252 of the General Corporation Law of the State of Delaware.

THIRD:         The name of the surviving corporation is Tyme Technologies, Inc., a Delaware corporation.

FOURTH:      The Certificate of Incorporation of the surviving corporation, as in effect immediately prior to the merger, shall be the Certificate of Incorporation.

FIFTH:          The authorization stock and par value of the non-Delaware corporation is 250,000,000 shares of common stock, par value $0.0001 per share.

SIXTH:          The merger is to become effective on the date of filing.

SEVENTH:   The executed Agreement of Merger is on file at c/o Crone Kline Rinde LLP, 488 Madison Avenue, 12th Floor; the place of business of the surviving corporation.

EIGHTH:       A copy of the Agreement of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations.

IN WITNESS WHEREOF, said surviving corporation has caused this certificate to be signed by an authorized officer, the 12th day of September, 2014.

TYME TECHNOLOGIES, INC.

By:  /s/ Peter de Svastich

Name:  Peter de Svastich

Title:  President